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                                                                   EXHIBIT 4.6
                                                                   -----------

                        REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of
                                              ---------
February __, 2000, by and between more.com, Inc., a Delaware corporation (the "Company"), and the undersigned individual ("Stockholder").
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                                    RECITALS

     A. This Agreement is entered into in connection with the Agreement and Plan of Merger, dated as of February 7, 2000 and by and among the Company, a wholly-owned subsidiary of the Company and Comfort Living, Inc., a Maryland corporation ("ComfortLiving"), and which
                                                -------------
         provides for the acquisition of ComfortLiving by the Company (the "Merger Agreement", and such acquisition, the "Merger").
          ----------------                              ------
         Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

     B. Stockholder is the record and beneficial owner of shares of the capital stock of the Company and/or is the holder of Rights pertaining to the Company Common Stock.

     C. Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each outstanding share of the
                      --------------
         capital stock of the Company will be converted into, and each outstanding Right pertaining to the Company Common Stock will be terminated in exchange for, the right to receive shares of the common stock of Parent ("Shares") and cash.
                                  ------

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

     1.  Piggyback Registration Rights.
         -----------------------------

         1.1 If, at any time after 180 days following the date of the closing of Parent's initial public offering of shares of its common stock ("Common
                                                                    ------
Stock") pursuant to a registration statement on Form S-1 under the Securities
-----
Act of 1933, as amended (the "Securities Act")(if any), the Company proposes
                              --------------
to register Common Stock under the Securities Act in connection with any offering of Common Stock (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose or which otherwise does not include at least substantially the same information as would be required to be included in a registration statement covering the sale of registrable securities, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another

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entity), whether or not for its own account, the Company shall furnish prompt
(but in no event later than fourteen (14) days prior to the filing of the applicable registration statement) written notice to Stockholder of its intention to effect such registration and the intended method of distribution in connection therewith. Upon the written request of Stockholder made to the Company within fourteen (14) days after the furnishing such notice by the Company, the Company shall include in such registration the requested number of Shares (the "Registrable Securities"), subject to the provisions hereof and
                ----------------------
other customary terms, conditions, limitations and cut-backs relating to the registration of securities generally and any restrictions on transfer of Shares pursuant to any agreement between Stockholder and the Company; provided, that all rights granted to Stockholder pursuant to this Section 1
--------
shall terminate with respect to any Registrable Securities held by Stockholder upon the earliest to occur of (i) the time when all of the Registrable Securities may immediately be sold pursuant to Rule 144 under the Securities Act within any ninety (90) day period, (ii) upon any sale of the Registrable Securities pursuant to a registration statement or Rule 144 under the Securities Act or (iii) the date two (2) years after the date hereof.

         1.2 Nothing in this Section 1 shall create any liability on the part of the Company or any other person to Stockholder if the Company or any other person should, for any reason, decide not to file a registration statement proposed to be filed or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that Stockholder may have taken, whether as a result of the issuance by the Company of any notice under this Section 1 or otherwise.

         1.3 It shall be a condition precedent to the obligation of the Company to include any Registrable Securities in a registration statement pursuant to this Section 1 that Stockholder shall furnish to the Company such information regarding himself, the Registrable Securities held by him, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities held by Stockholder. Any such information, or any comments on any such information included in a draft of a registration statement provided to Stockholder for his comment, shall be provided to the Company within any reasonable time period requested by the Company.

         1.4 The Company may suspend any applicable registration statement and require that Stockholder immediately cease the sale of Shares pursuant to the registration statement in any period during which the Company is engaged in any activity or transaction or preparations or negotiations for any activity or transaction (the "Company Activity") that the Company in good
                              ----------------
faith desires to keep confidential for business reasons, if the Company determines in good faith (and so certifies to Stockholder) that the public disclosure requirements imposed on the Company under the Securities Act in connection with the registration statement would require disclosure of the Company Activity, or during which there exists any other material non-public information relating to the Company which the Company determines in good faith should not be disclosed; provided that (i) the Company shall use commercially
                         --------
reasonable efforts to minimize the length of any such period of suspension, and (ii) any such suspension shall be applied in the same manner to any other registration statement or proposed offering of the Company's securities proposed or then in effect.

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         1.5  Stockholder shall notify the Company, at any time when a prospectus is required to be delivered under applicable law, of the happening of any event as a result of which the prospectus included in the applicable registration statement, as then in effect, with respect to information provided or confirmed by Stockholder, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Stockholder shall immediately upon the occurrence of any such event cease using such prospectus. If so requested by the Company, Stockholder promptly shall return to the Company any copies of any prospectus in its possession (other than permanent file copies) that contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         1.6 The Company shall bear and pay all reasonable expenses incurred by it in connection with any registration, filing or qualification of the Registrable Securities pursuant to this Section 1, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, but excluding underwriting discounts and commissions relating to the Registrable Securities. The Company shall not be responsible for any costs, fees or expenses of any counsel separately retained to act on behalf of Stockholder in connection with any registration, filing or qualification hereunder.

         1.7 In connection with any underwritten offering of securities, the Company shall not be required under this Section 1 to register any of the Registrable Securities in connection with such underwritten offering unless Stockholder accepts the underwriters selected by the Company and executes an underwriting agreement with such underwriters containing such provisions as are customary in an underwritten offering that includes shares held by a stockholder. Registrable Securities shall be sold in such offering only in such quantity as the lead managing underwriter determines, in its sole discretion, will not jeopardize the success of the offering by the Company. To the extent that the lead managing underwriter determines that attempting to sell all of the securities sought to be registered may jeopardize the success of the offering, the securities to be included shall be apportioned as follows: (i) first, the Company and any holders of securities of the Company exercising any demand registration rights granted to such holders shall be entitled to register all securities that the Company or such other holders propose to sell for their own accounts, in such proportion as they shall agree upon; (ii) second, any holders of the Company securities exercising piggyback registration rights as and to the extent that such registration rights have priority over the registration rights granted to Stockholder hereunder; and
(iii) lastly, Stockholder, together with any holders of other the Company securities exercising piggyback registration rights as and to the extent that such registration rights rank pari passu with the piggyback registration
                              ---- -----
rights hereunder, shall be entitled to register, on a pro rata basis, up to
                                                      --- ----
that number of Registrable Securities and other shares of Common Stock that is equal to the remaining shares of Common Stock that the lead managing underwriter will permit to be registered after giving effect to the apportionment set forth in clauses (i) and (ii) above, in connection with such offering.

         1.8 The Company shall use its best efforts to register or qualify the Registrable Securities under the securities laws of such states as Stockholder shall reasonably

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request in writing; provided that the Company shall not be required in
                    --------
connection with this Section 1.8 to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

         1.9 Stockholder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

     2.  Indemnification.
         ---------------

         2.1 To the extent permitted by law, the Company will indemnify and hold harmless Stockholder against any losses, claims, damages, or liabilities to which he may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or
                                       ------------
state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the
                                                     ---------
Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse Stockholder for any legal or other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the indemnity agreement contained in this
                     --------
Section 2.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Stockholder.

         2.2 To the extent permitted by law, Stockholder will, if Shares held by Stockholder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, its legal counsel, each Person, if any, who controls the Company within the meaning of the Securities Act, each underwriter and each other shareholder selling securities under such registration statement against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, counsel, controlling Person, underwriter or other shareholders may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Stockholder; and Stockholder will reimburse any legal or other

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expenses reasonably incurred by the Company or any such director, officer, counsel, controlling Person, underwriter or other shareholders in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided that the indemnity agreement contained in this Section 2.2 shall not
--------
apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Stockholder, which consent shall not be unreasonably withheld.

     3.  Miscellaneous.
         -------------

         3.1  Counterparts. This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

         3.2  Successors and Assigns. This Agreement shall be enforceable by
              ----------------------
and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that Stockholder's right to
                                         --------
register the Registrable Securities pursuant to Section 1 may be assigned (but only with all related obligations) by Stockholder to a permitted transferee or assignee of such securities who, after such assignment or transfer, holds at least a majority of the shares of Registrable Securities initially held by Stockholder pursuant to the Acquisition Agreements (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations); and provided, further, that: (a) Company is, within a
                        --------  -------
reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. As used herein, the terms "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

         3.3  Governing Law.  This Agreement shall be governed by and construed,
              -------------
interpreted and enforced in accordance with the laws of the State of California, without regard to the principles of conflicts of laws. Each of the parties irrevocably waives the right to a jury trial in connection with any legal proceeding relating to this Agreement and the other Transaction Agreements or the enforcement of any provision of this Agreement or the other Transaction Agreements.

         3.4  Notices. Any notice or other communication required or permitted
              -------
to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by telecopier during business hours) to the address or telecopier number set forth beneath the name of such party on the signature page of this Agreement (or to such other address or telecopier number as such party shall have specified in a written notice given to the other party hereto).

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         3.5  Severability.  If any provision of this Agreement is held to be
              ------------
unenforceable for any reason, such provision and all other related provisions shall be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other unrelated provisions of this Agreement shall be deemed valid and enforceable to the full extent.

         3.6  Gender and Number. Whenever the context of this Agreement
              -----------------
requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.



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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                              MORE.COM, INC.


                              By:  _________________________________________
                                   Name:
                                   Title:

                              520 Third St., Suite 245
                              San Francisco, CA 94107
                              Attention:  Chief Executive Officer
                              Telecopier:  (415) 979-9598

                              STOCKHOLDER:

                              ______________________________________________
                              Name:

                              Address: _____________________________________

                              ______________________________________________

                              ______________________________________________

                              Facsimile: ___________________________________

                              ______________________________________________
                                  (Print Taxpayer Identification Number)


          [THIS SIGNATURE PAGE TO BE DUPLICATED FOR EACH STOCKHOLDER]


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